Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 25 to the Registration Statement of JPMorgan Insurance Trust on Form N-1A (Nos. 033-66080 and 811-07874) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

ROPES & GRAY LLP

Washington, D.C.

August 15, 2006